EuroTelecom Communications, Inc.
           List of Stock Issuances August 1, 1997 to December 31, 1999


The following is the summary of the changes in the outstanding share capital of the Company since the merger on August 1, 1997 (referred to in paragraph 2.1 of the Management Discussion and Analysis section of amendment No. 4 on Form 10-SB) until the period ended December 31, 1999:

(a) immediately following the merger on August 1, 1997 there were 4,076,039 shares of Common Stock in issue;

(b) on August 1, 1997 the Company issued 223,600 shares of Common Stock at $1.517 for cash and 2,500 shares of Common Stock at $4 for cash;

(c) on August 13, 1997 the Company issued 734,477 shares of Common Stock to consultants for professional fees associated with the merger out in paragraph 2.1 of this document.

(d) on March 13, 1998 the Company issued 51,200 shares of Common Stock at $1 for cash;

(e) on March 13, 1998 the Company issued 280,000 shares of Common Stock at $0.36-7/10 for professional services provided by consultants;

(f) on March 13, 1998 the Company issued 101,200 shares of Common Stock at $0.10 to various employees, in the form of a bonus;

(g) on March 13, 1998 the Company issued 50,000 shares of Common Stock at $0.10 to John Spackman as part of his remuneration as a director;

(h) on March 13, 1998 the Company issued 400,000 shares of Common Stock at $0.36-7/10 as deferred consideration to consultants for professional fees associated with the merger set out in paragraph 2.1 of this document;

(i) on March 13, 1998, the Company issued 250,000 shares of Common Stock at $3.67 to American consultants for professional services;

(j) on April 24, 1998 the Company issued 350,000 shares of Common Stock at $0.367 for professional services provided by a U.S. public relations consultant;

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(k)      on March 19, 1999 the Company issued 325,000 shares of Common Stock at
         $0.65 for cash;

(l) on March 19, 1999 the Company issued 250,000 shares of Common Stock at $0.32 for professional services provided by US public relations;

(m) on April 1, 1999 the Company issued 16,666 shares of Common Stock at $0.65 for cash;

(n) on April 1, 1999 the Company issued 55,000 shares of Common Stock at $0.10 to employees in the form of a bonus;

(o) on April 1, 1999 the Company issued 10,000 shares of Common Stock at $0.10 to David Walton as part of his remuneration as a director.

(p) on April 1, 1999 the Company issued 500,000 shares of Common Stock at $0.65 for cash;

(q) on April 12, 1999 the Company issued 567,420 shares of Common Stock at $0.65 for cash;

(r) on April 12, 1999 the Company issued 200,000 shares of Common Stock at $1.66 as partial consideration for the acquisition of Easy IP Limited;

(s) on April 12, 1999 the Company issued 29,000 shares of Common Stock at $0.10 to employees of Easy IP Limited following the acquisition of Easy IP Limited;

(t) on June 22, 1999 the Company issued 514,000 shares of Common Stock at $0.10 for professional services provided by various consultants and to Mr. D. Slater, for the provision of printing services;

(u) on June 22, 1999 the Company issued 2,000 shares of Common Stock at $0.10 per share to an employee as a bonus;

(v) on July 1, 1999 unsecured convertible loan notes in the amounts of $80,000, $360,000 and $360,000 issued on February 11, 1999 were converted into 550,000, 2,475,000 and 2,475,000 shares of Common Stock respectively;

(w) on July 22, 1999 the Company raised additional equity through the issue of 150,000 Common Stock for $150,000 cash;

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(x)      in August 1999 the Company acquired the services of Ray May through the purchase of RTC, Inc. (RTC) for 150,000 shares of Common Stock valued at $250,000. No other assets or liabilities were acquired;

(y) on September 28, 1999 the Company raised additional equity through the issue of 160,000 shares of Common Stock for $156,175 cash;

(z) in the three months ended December 31, 1999 the Company raised additional equity through issuing Common Stock pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The Company issued 2,998,120 shares for $2,297,340 to non US persons representing a mixture of cash and services provided to the Company.